Filed Pursuant to Rule 433

Registration No. 333-277211

November 10, 2026

FREE WRITING PROSPECTUS

(To Product Supplement No. 2 dated May 8, 2024, ETF Underlying Supplement dated February 21, 2024, Prospectus Supplement dated February 21, 2024 and

Prospectus dated February 21, 2024)

HSBC USA Inc.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029
☐	Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF (each referred to as an “Underlying Fund,” and collectively as the “Underlying Funds”)
☐	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether the securities pay a contingent coupon payment, whether the securities are automatically called prior to maturity and, if they are not automatically called, whether you receive the face amount of your securities at maturity will depend, in each case, on the fund closing price of the lowest performing Underlying Fund on the relevant calculation day. The lowest performing Underlying Fund on any calculation day is the Underlying Fund that has the lowest fund closing price on that calculation day as a percentage of its starting price
☐	Contingent Coupon Payments. The securities will pay a contingent coupon payment on a monthly basis until the earlier of the stated maturity date or automatic call if, and only if, the fund closing price of the lowest performing Underlying Fund on the calculation day for that month is greater than or equal to its coupon threshold price. However, if the fund closing price of the lowest performing Underlying Fund on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment for the relevant month. If the fund closing price of the lowest performing Underlying Fund is less than its coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold price for each Underlying Fund is equal to 70% of its starting price. The contingent coupon rate will be determined on the pricing date and will be at least 9.20% per annum
☐	Automatic Call. If the fund closing price of the lowest performing Underlying Fund on any of the monthly calculation days from February 2027 to April 2029, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a final contingent coupon payment
☐	Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will receive the face amount at maturity if, and only if, the fund closing price of the lowest performing Underlying Fund on the final calculation day is greater than or equal to its downside threshold price. If the fund closing price of the lowest performing Underlying Fund on the final calculation day is less than its downside threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities. The downside threshold price for each Underlying Fund is equal to 60% of its starting price
☐	If the securities are not automatically called prior to maturity, you will have full downside exposure to the lowest performing Underlying Fund from its starting price if its ending price is less than its downside threshold price, but you will not participate in any appreciation of any Underlying Fund and will not receive any dividends on any of the Underlying Funds
Your return on the securities will depend solely on the performance of the Underlying Fund that is the lowest performing Underlying Fund on each calculation day. You will not benefit in any way from the performance of the better performing Underlying Funds. Therefore, you will be adversely affected if any Underlying Fund performs poorly, even if the other Underlying Funds perform favorably.
☐	All payments on the securities are subject to the credit risk of HSBC USA Inc. and you will have no ability to pursue the issuers of securities of any Underlying Fund for payment; if HSBC USA Inc. defaults on its obligations, you could lose all or some of your investment
☐	No exchange listing; designed to be held to maturity or earlier automatic call

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement, product supplement or underlying supplement. Any representation to the contrary is a criminal offense.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. You should refer to “Selected Risk Considerations” beginning on page FWP-10 of this document and “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement and page PS-5 of the accompanying product supplement and page S-1 of the accompanying underlying supplement.

	Original Offering Price	Maximum Underwriting Discount (1)	Minimum Proceeds to HSBC
Per Security	$1,000.00	Up to $23.25	At least $976.75
Total	$	$	$
(1)	HSBC Securities (USA) Inc. will receive an underwriting discount of up to $23.25 per security, which it will pay to the agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), as a commission. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agent’s Commission and Other Fees” in this free writing prospectus and “Use of Proceeds and Hedging” in the prospectus supplement for information regarding how we may hedge our obligations under the securities.

The estimated initial value of the securities on the pricing date is expected to be between $920.00 and $960.00 per security, which is expected to be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Terms of the Securities—Estimated Initial Value” on page FWP-3 and “Selected Risk Considerations” beginning on page FWP-9 of this document for additional information.

HSBC Securities (USA) Inc.	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

Terms of the Securities

Issuer:	HSBC USA Inc.
Market Measures:	The State Street® Industrial Select Sector SPDR® ETF (“XLI”), the State Street® Technology Select Sector SPDR® Fund (“XLK”) and the State Street® Health Care Select Sector SPDR® ETF (“XLV”) (each referred to as an “Underlying Fund,” and collectively as the “Underlying Funds”)
Original Offering Price:	$1,000 per security.
Face Amount:	The principal amount of $1,000 per security. References in this free writing prospectus to a “security” are to a security with a face amount of $1,000.
Pricing Date*:	November 20, 2026
Issue Date*:	November 25, 2026
Final Calculation Day*:	November 20, 2029, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Stated Maturity Date*:	November 26, 2029, subject to postponement. The securities are not subject to redemption at the option of HSBC or repayment at the option of any holder of the securities prior to maturity or automatic call.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate (each a “contingent coupon payment”) if, and only if, the fund closing price of the lowest performing Underlying Fund on the related calculation day is greater than or equal to its coupon threshold price.

Each contingent coupon payment, if any, will be calculated per security as follows:

($1,000 × contingent coupon rate)/12.

Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the fund closing price of the lowest performing Underlying Fund on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the fund closing price of the lowest performing Underlying Fund is less than its coupon threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Rate:	At least 9.20% per annum, to be determined on the pricing date.
Coupon Threshold Price:	With respect to each Underlying Fund, 70% of its starting price.
Calculation Days*:	Monthly, on the 20th day of each January, February, March, April, May, June, July, August, September, October, November and December commencing December 2026 and ending November 2029; provided that the November 2029 will be the final calculation day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Contingent Coupon Payment Dates:	Monthly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.
Automatic Call:	If the fund closing price of the lowest performing Underlying Fund on any of the calculation days from May 2027 to October 2029, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date. If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

FWP-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Maturity Payment Amount:

If the securities are not automatically called prior to maturity, you will be entitled to receive at maturity a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

•          if the ending price of the lowest performing Underlying Fund on the final calculation day is greater than or     equal to its downside threshold price:

$1,000; or

•          if the ending price of the lowest performing Underlying Fund on the final calculation day is less than its     downside threshold price:

$1,000 × performance factor of the lowest performing Underlying Fund on the final calculation day

If the securities are not automatically called prior to maturity and the ending price of the lowest performing Underlying Fund on the final calculation day is less than its downside threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

Any positive return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Underlying Fund, but you will have full downside exposure to the lowest performing Underlying Fund on the final calculation day if its ending price is less than its downside threshold price.

Downside Threshold Price:	With respect to each Underlying Fund, 60% of its starting price.
Performance Factor:	With respect to an Underlying Fund on any calculation day, its fund closing price on such calculation day divided by its starting price (expressed as a percentage).
Lowest Performing Underlying Fund:	For any calculation day, the Underlying Fund with the lowest performance factor on such calculation day.
Starting Price:	With respect to each Underlying Fund, its fund closing price on the pricing date.
Ending Price:	With respect to each Underlying Fund, its fund closing price on the final calculation day.
Fund Closing Price:	With respect to each Underlying Fund, its fund closing price, the closing price and the adjustment factor have the meanings set forth under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Certain Definitions” in the accompanying product supplement.
Market Disruption Events and Postponement Provisions:	Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day — Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each contingent coupon payment date and each call settlement date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.
Calculation Agent:	HSBC Securities (USA) Inc.
Estimated Initial Value:	The estimated initial value of the securities is expected to be less than the price you pay to purchase the securities. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The estimated initial value will be calculated on the pricing date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Selected Risk Considerations — The Estimated Initial Value of the Securities, Which Will Be Determined by Us

FWP-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

on the Pricing Date, Is Expected to Be Less than the Price to Public and May Differ from the Market Value of the Securities in the Secondary Market, if Any.”
Material U.S. Tax Consequences:	For a discussion of the U.S. federal income and estate tax consequences of the ownership and disposition of the securities, see “U.S. Federal Income Tax Considerations” herein and “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.
Agent’s Commission and Other Fees:

HSBC Securities (USA) Inc. will receive an underwriting discount of up to $23.25 per security, which it will pay to the agent, Wells Fargo Securities, as a commission. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Settlement:	Delivery of the securities will be made against payment therefor in New York, New York on or about the issue date specified above, which is expected to be more than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	40447LJ27 / US40447LJ276

*To the extent that we make any change to the expected pricing date or expected issue date, the calculation days, the stated maturity date and other dates may also be changed in our discretion to ensure that the term of the securities remains the same.

FWP-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

Additional Information About HSBC USA Inc. and the Securities

This document relates to the offering of securities identified on the cover page. As a purchaser of a security, you will acquire an investment instrument linked to the lowest performing of the Underlyings. Although the offering relates to the Underlyings, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any Underlying, or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated February 21, 2024 (the “prospectus”), the prospectus supplement dated February 21, 2024 (the “prospectus supplement”), the product supplement No. 2 dated May 8, 2024 (the “product supplement”), the ETF underlying supplement dated February 21, 2024 (the “underlying supplement”). If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, underlying supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” beginning on page FWP-9 of this free writing prospectus and in “Risk Factors” beginning on PS-5 of the product supplement, page S-1 of the underlying supplement, page S-1 of the prospectus supplement and page 1 of the accompanying prospectus, as the securities involve risks not associated with conventional debt securities. You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

HSBC USA Inc. has filed a registration statement (including the product supplement, underlying supplement, prospectus and prospectus supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the product supplement, underlying supplement, prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the underlying supplement, product supplement, prospectus supplement and prospectus if you request them by calling 1-212-525-8010.

References to “HSBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this free writing prospectus are references to HSBC USA Inc. and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires. References to “Fund” in the underlying supplement will be references to “Underlying”.

You may access the product supplement, the underlying supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product supplement dated May 8, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924058672/tm2413644d20_424b2.htm

•	Underlying supplement dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025949/tm244959d4_424b2.htm

•	Prospectus supplement dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm

•	Prospectus dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

FWP-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with contingent coupon payments at a rate of at least 9.20% per annum (to be determined on the pricing date) until the earlier of maturity or automatic call, if, and only if, the fund closing price of the lowest performing Underlying Fund on the related calculation day is greater than or equal to 70% of its starting price;

▪	understand that if the securities are not automatically called prior to maturity and the ending price of the lowest performing Underlying Fund on the final calculation day has declined by more than 40% from its starting price, they will be fully exposed to the decline in the lowest performing Underlying Fund from its starting price and will lose more than 40%, and possibly all, of the face amount at maturity;

▪	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

▪	understand that the return on the securities will depend solely on the performance of the Underlying Fund that is the lowest performing Underlying Fund on each calculation day and that they will not benefit in any way from the performance of the better performing Underlyings;

▪	understand that the securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of the Underlyings;

▪	understand and are willing to accept the full downside risks of each Underlying;

▪	understand that the securities may be automatically called prior to maturity and that the term of the securities may be as short as approximately six months;

▪	are willing to forgo participation in any appreciation of any Underlying Fund and dividends or other distributions paid on any Underlying Fund; and

▪	are willing to hold the securities to maturity or earlier automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or earlier automatic call;

▪	require full payment of the face amount of the securities at maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	are unwilling to accept the risk that the securities are not automatically called prior to maturity and the fund closing price of the lowest performing Underlying Fund on the final calculation day may decline by more than 40% from its starting price;

▪	seek certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Underlying;

▪	seek exposure to a basket composed of the Underlyings or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the lowest performing Underlying Fund;

▪	are unwilling to accept the risk of exposure to the Underlyings;

▪	are unwilling to accept the credit risk of HSBC; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and “Risk Factors” in the accompanying underlying supplements, product supplement and prospectus supplement, for risks related to an investment in the securities. For more information about the Underlyings, please see “The Underlying Funds” below.

FWP-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the fund closing price of the lowest performing Underlying Fund on the related calculation day.

Step 1: Determine which Underlying Fund is the lowest performing Underlying Fund on the relevant calculation day. The lowest performing Underlying Fund on any calculation day is the Underlying Fund with the lowest performance factor on that calculation day. The performance factor of an Underlying Fund on a calculation day is its fund closing price on that calculation day as a percentage of its starting price (i.e., its fund closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon payment is payable on the applicable contingent coupon payment date based on the fund closing price of the lowest performing Underlying Fund on the relevant calculation day, as follows:

If the securities have not been automatically called prior to maturity, then at maturity, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying Fund is the lowest performing Underlying Fund on the final calculation day. The lowest performing Underlying Fund on the final calculation day is the Underlying Fund with the lowest performance factor on the final calculation day. The performance factor of an Underlying Fund on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Fund on the final calculation day, as follows:

FWP-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount payable on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Underlying Fund on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to maturity. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on whether the securities are automatically called, the actual ending price of the lowest performing Underlying Fund on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Underlying Fund is not relevant to your return on the securities.

FWP-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Maturity, You May Lose A Significant Portion Or All Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at maturity. If the securities are not automatically called prior to maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Underlying Fund on the final calculation day.

If the securities are not automatically called prior to maturity and the ending price of the lowest performing Underlying Fund on the final calculation day is less than its downside threshold price, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the price of the lowest performing Underlying Fund from its starting price. The downside threshold price for each Underlying Fund is 60% of its starting price. For example, if the securities are not automatically called and the lowest performing Underlying Fund on the final calculation day has declined by 40.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount. As a result, you will not receive any protection if the price of the lowest performing Underlying Fund on the final calculation day declines significantly and you may lose a significant portion, and possibly all, of the face amount at stated maturity, even if the price of the lowest performing Underlying Fund is greater than or equal to its starting price or its downside threshold price at certain times during the term of the securities.

Even if the ending price of the lowest performing Underlying Fund on the final calculation day is greater than its downside threshold price, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of HSBC or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date, you will receive a contingent coupon payment if, and only if, the fund closing price of the lowest performing Underlying Fund on the related calculation day is greater than or equal to its coupon threshold price. The coupon threshold price for each Underlying Fund is 70% of its starting price. If the fund closing price of the lowest performing Underlying Fund on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the fund closing price of at least one Underlying Fund is less than its coupon threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Underlying Fund And Will Be Negatively Affected If Any Underlying Fund Performs Poorly, Even If The Other Underlying Funds Perform Favorably.

You are subject to the full risks of each Underlying Fund. If any Underlying Fund performs poorly, you will be negatively affected, even if the other Underlying Funds perform favorably. The securities are not linked to a basket composed of the Underlying Funds, where the better performance of some Underlying Funds could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying Fund is the lowest performing Underlying Fund on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Funds or linked to a basket composed of the Underlying Funds. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Fund.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Underlying Fund On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlyings.

Your return on the securities will depend solely on the performance of the lowest performing Underlying Fund on each calculation day. Although it is necessary for each Underlying Fund to close at or above its respective coupon threshold price on the relevant calculation day in order for you to receive a contingent coupon payment on the related contingent coupon payment date and at or above its respective downside threshold price on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying Funds. The securities may underperform an alternative investment linked to a basket composed of the Underlying Funds, since in such case the performance of the better performing Underlying Funds would be blended with the performance of the lowest performing Underlying Fund, resulting in a better return than the return of the lowest performing Underlying Fund alone.

FWP-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Funds.

It is preferable from your perspective for the Underlying Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Funds will not exhibit this relationship. The less correlated the Underlying Funds, the more likely it is that any one of the Underlying Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Funds to perform poorly; the performance of the better performing Underlying Funds is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Funds will be over the term of the securities. To the extent the Underlying Funds operate in different industries or sectors of the market, such industries and sectors may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Underlying Fund On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Any Underlying Fund, And Your Maximum Possible Return On The Securities Will Be Limited To The Sum Of Any Contingent Coupon Payments.

Even though you will be fully exposed to a decline in the price of the lowest performing Underlying Fund on the final calculation day if its ending price is below its downside threshold price, you will not participate in any increase in the price of any Underlying Fund over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Underlying Fund.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underlying Funds and the correlation among the Underlying Funds are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of an Underlying Fund, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Underlying Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlying Funds or lower expected correlation among the Underlying Funds as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the fund closing price of at least one Underlying Fund will be less than its coupon threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the fund closing price of at least one Underlying Fund will be less than its downside threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

A Contingent Coupon Payment Date, A Call Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to an Underlying Fund will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Underlying Fund or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Fund on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) the third business day after the last final calculation day as postponed.

Risk Relating To The Credit Risk Of HSBC

The Securities Are Subject To The Credit Risk Of HSBC USA Inc.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the issuer of any Underlying Fund for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

FWP-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Initial Value Of The Securities, Which Will Be Determined By Us On The Pricing Date, Is Expected To Be Less Than The Original Offering Price And May Differ From The Market Value Of The Securities In The Secondary Market, If Any.

The estimated initial value of the securities will be calculated by us on the pricing date and is expected to be less than the original offering price. The estimated initial value will reflect our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We will determine the value of the embedded derivatives in the securities by reference to our or our affiliates' internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

The Price Of Your Securities In The Secondary Market, If Any, Immediately After The Pricing Date Is Expected To Be Less Than The Original Offering Price.

The original offering price takes into account certain costs. These costs include the underwriting discount, our hedge counterparty’s projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the Underlying Funds and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If HSBC Securities (USA) Inc. Or The Agent Were To Repurchase Your Securities Immediately After The Issue Date, The Price You Receive May Be Higher Than The Estimated Initial Value Of The Securities.

Assuming that all relevant factors remain constant after the issue date, the price at which HSBC Securities (USA) Inc. or the agent may initially buy or sell the securities in the secondary market, if any, and the value used for customer account statements, if any, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately 3 months after the issue date. This temporary price difference may exist because, in its discretion, HSBC Securities (USA) Inc. or the agent may elect to effectively reimburse to investors a portion of the estimated hedging cost and other costs in connection with the securities that will no longer be incurred over the term of the securities. This discretionary election will be made, and the temporary reimbursement period will be determined, on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of the estimated costs which may be effectively reimbursed to investors in this way may not be allocated ratably throughout the reimbursement period, and such reimbursement may be discontinued at any time, or the duration of the reimbursement period may be shortened after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

The Value Of The Securities Prior To Maturity Or Automatic Call Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or automatic call will be affected by the then-current price of each Underlying Fund, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: performance of the Underlying Fund; volatility of the Underlying Funds; correlation among the Underlying Funds; economic and other conditions generally; interest rates; dividend yields; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of any or all of the Underlying Funds. Because numerous factors are expected to affect the value of the securities, changes in the prices of the Underlying Funds may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance

FWP-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or automatic call. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or automatic call.

Risks Relating To The Underlying Funds

The Performance Of Each Underlying Fund May Not Correlate With The Performance Of Its Underlying Index As Well As The Net Asset Value Per Share Of The Fund, Especially During Periods Of Market Volatility.

Although each Underlying Fund is designed to track the performance of its Underlying Index, the performance of the Underlying Fund and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of each Underlying Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, the Fund not holding all or substantially all of the underlying assets included in its Underlying Index and/or holding assets that are not included in its Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Fund, differences in trading hours between the Fund (or the underlying assets held by the Fund) and its Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from its net asset value per share; shares of the Fund may trade at, above, or below its net asset value per share.

During periods of market volatility, securities held by the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund.

For the foregoing reasons, the performance of the Fund may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the securities, to the extent dependent on the performance of the Fund, may not be the same as an investment directly in the securities, commodities, or other assets included in its Underlying Index or the same as a debt security with a return linked to the performance of its Underlying Index.

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underlying Funds And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Underlying Funds. Investing in the securities is not equivalent to investing in the Underlying Funds. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the shares of the Underlying Funds for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on an Underlying Fund. As a holder of the securities, you will not have any voting rights or any other rights that holders of an Underlying Fund would have.

•	Historical Prices Of An Underlying Fund Should Not Be Taken As An Indication Of Its Future Performance During The Term Of The Securities.

•	Changes That Affect An Underlying Fund May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

•	We, The Agent And Our Respective Affiliates Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Or Held By An Underlying.

•	Anti-dilution Adjustments Relating To The Shares Of The Underlying Funds Do Not Address Every Event That Could Affect Such Shares.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Relevant Sectors.

The stocks included in the Underlying Index for an Underlying Fund and that are generally tracked by such Underlying Fund are stocks of companies whose primary business is directly associated with a particular sector. Because the value of the securities is linked to the performance of the Lowest Performing Underlying Fund, an investment in the securities exposes investors to risks associated with investments in the stocks of companies in the relevant sectors. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the relevant sector than a different investment linked to a more broadly diversified group of underlying

FWP-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

stocks. The factors described in the bullets below for each Underlying Fund could have an adverse effect on the Closing Price of the applicable Underlying Fund and, therefore, on the value of the securities.

•	There Are Risks Associated With The Technology Sector. The XLK invests in technology companies. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the Fund’s investments. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

•	There Are Risks Associated With The Industrial Sector. The XLI invests in industrial companies, which are affected by supply and demand for both their specific product or service and for industrial sector products in general. Government regulation, world events, exchange rates and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities will likewise affect the performance of these companies. Aerospace and defense companies, a component of the industrial sector, can be significantly affected by government spending policies because companies involved in this industry rely, to a significant extent, on U.S. and foreign government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies are heavily influenced by governmental defense spending policies which are typically under pressure from efforts to control the U.S. (and other) government budgets). Transportation securities, a component of the industrial sector, are cyclical and have occasional sharp price movements which may result from changes in the economy, fuel prices, labor agreements and insurance costs.

•	There Are Risks Associated With The Health Care Sector. The XLV invests in companies in the health care sector, which are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure and an increased emphasis on outpatient services. Companies in the health care sector are heavily dependent on patent protection and the process of obtaining patent approval can be long and costly. The expiration of patents may adversely affect the profitability of the companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. Companies in the health care industry are affected by rising costs of medical products, devices and services and the increased emphasis on the delivery of health care through outpatient services. Health care companies are also subject to competitive forces that may make it difficult to raise prices and, in fact, may result in price discounting. Additionally, the profitability of some health care companies may be dependent on a relatively limited number of products. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector may be subject to regulatory approvals and the process of obtaining such approvals may be long and costly.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. HSBC Securities (USA) Inc., which is our affiliate, will be the calculation agent for the securities. As calculation agent, HSBC Securities (USA) Inc. will determine any values of the Underlying Fund and make any other determinations necessary to calculate any payments on the securities. In making these determinations, HSBC Securities (USA) Inc. may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled "General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events" and “—Adjustment Events" in the accompanying product supplement. In making these discretionary judgments, the fact that HSBC Securities (USA) Inc. is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and HSBC Securities (USA) Inc.’s determinations as calculation agent may adversely affect your return on the securities.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the price of an Underlying Fund.

•	Business activities of our affiliates or any participating dealer or its affiliates with an Underlying Fund Issuer may adversely affect the price of an Underlying Fund.

FWP-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of an Underlying Fund.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of an Underlying Fund.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.

•	An affiliate of HSBC has a minority equity interest in the owner of an electronic platform, through which we may make available certain structured investments offering materials.

FWP-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one reasonable approach, the securities should be treated as contingent income-bearing pre-paid executory contracts with respect to the Underlying Funds. HSBC intends to treat the securities consistent with this approach and pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts” in the accompanying prospectus supplement for the U.S. federal income tax considerations applicable to securities that are treated as contingent income-bearing pre-paid executory contracts. Non-U.S. holders should note that the entire amount of the contingent coupons will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty), and neither we or our agents, nor Wells Fargo Securities, will pay any additional amounts in respect of such withholding.

For a discussion of the U.S. federal income and estate tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying Fund on the final calculation day, the hypothetical maturity payment amount payable at maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Underlying Fund on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical Performance Factor of Lowest Performing Underlying Fund on Final Calculation Day	Hypothetical Maturity Payment Amount Per Security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
20.00%	$200.00
10.00%	$100.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive return based solely on the maturity payment amount; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Underlying Fund on the final calculation day. The performance of the better performing Underlying Funds is not relevant to your return on the securities.

FWP-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to maturity. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 9.20% per annum (the lowest possible contingent coupon rate that may be determined on the pricing date) and assume the hypothetical starting price, coupon threshold price and fund closing prices for each Underlying Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting price or coupon threshold price of any Underlying Fund. The hypothetical starting price of $100.00 for each Underlying Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Fund. The actual starting price and coupon threshold price for each Underlying Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Funds, see the historical information set forth under the section titled “The Underlying Funds” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The fund closing price of the lowest performing Underlying Fund on the relevant calculation day is greater than or equal to its coupon threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	XLI	XLK	XLV
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$75.00	$85.00	$90.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Performance factor (fund closing price on relevant calculation day divided by starting price):	75.00%	85.00%	90.00%

Step 1: Determine which Underlying Fund is the lowest performing Underlying Fund on the relevant calculation day.

In this example, the XLI has the lowest performance factor and is, therefore, the lowest performing Underlying Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Underlying Fund on the relevant calculation day is greater than or equal to its coupon threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to approximately $7.67 per security, determined as follows: (i) $1,000 multiplied by 9.20% per annum divided by (ii) 12, rounded to the nearest cent.

Example 2. The fund closing price of the lowest performing Underlying Fund on the relevant calculation day is less than its coupon threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	XLI	XLK	XLV
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$80.00	$60.00	$90.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Performance factor (fund closing price on relevant calculation day divided by starting price):	80.00%	60.00%	90.00%

Step 1: Determine which Underlying Fund is the lowest performing Underlying Fund on the relevant calculation day.

In this example, the XLK has the lowest performance factor and is, therefore, the lowest performing Underlying Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Underlying Fund on the relevant calculation day is less than its coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the fund closing prices of the better performing

FWP-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

Underlying Funds on the relevant calculation day are greater than their starting prices. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the fund closing price of the lowest performing Underlying Fund on the relevant calculation day. The performance of the better performing Underlying Funds is not relevant to your return on the securities.

Example 3. The fund closing price of the lowest performing Underlying Fund on the relevant calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.

	XLI	XLK	XLV
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$110.00	$120.00	$130.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Performance factor (fund closing price on relevant calculation day divided by starting price):	110.00%	120.00%	130.00%

Step 1: Determine which Underlying Fund is the lowest performing Underlying Fund on the relevant calculation day.

In this example, the XLI has the lowest Performance Factor and is, therefore, the lowest performing Underlying Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Underlying Fund on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,07.67 per security.

You will not receive any further payments after the call settlement date.

FWP-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

Hypothetical Maturity Payment Amount

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, coupon threshold price, downside threshold price and ending prices of each Underlying Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price, coupon threshold price or downside threshold price. The hypothetical starting price of $100.00 for each Underlying Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Fund. The actual starting price, coupon threshold price and downside threshold price for each Underlying Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Funds, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Underlying Fund on the final calculation day is greater than its starting price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	XLI	XLK	XLV
Hypothetical starting price :	$100.00	$100.00	$100.00
Hypothetical ending price:	$140.00	$120.00	$130.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Hypothetical performance factor (ending price divided by starting price):	140.00%	120.00%	130.00%

Step 1: Determine which Underlying Fund is the lowest performing Underlying Fund on the final calculation day.

In this example, the XLK has the lowest performance factor and is, therefore, the lowest performing Underlying Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Fund on the final calculation day is greater than its hypothetical downside threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Underlying Fund on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, at maturity you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Underlying Fund on the final calculation day is greater than its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date.

Example 2. The ending price of the lowest performing Underlying Fund on the final calculation day is less than its starting price but greater than its downside threshold price and its coupon threshold price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	XLI	XLK	XLV
Hypothetical starting price :	$100.00	$100.00	$100.00
Hypothetical ending price:	$75.00	$105.00	$120.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Hypothetical performance factor (ending price divided by starting price):	75.00%	105.00%	120.00%

Step 1: Determine which Underlying Fund is the lowest performing Underlying Fund on the final calculation day.

In this example, the XLI has the lowest performance factor and is, therefore, the lowest performing Underlying Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Fund on the final calculation day is less than its hypothetical starting price, but not by more than 30%, you would receive the face amount of your securities at maturity.

FWP-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

In addition to any contingent coupon payments received during the term of the securities, at maturity you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Underlying Fund on the final calculation day is greater than its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date.

Example 3. The ending price of the lowest performing Underlying Fund on the final calculation day is less than its starting price and its coupon threshold price but greater than its downside threshold price, the maturity payment amount is equal to the face amount of your securities at maturity:

	XLI	XLK	XLV
Hypothetical starting price :	$100.00	$100.00	$100.00
Hypothetical ending price:	$65.00	$105.00	$90.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Hypothetical performance factor (ending price divided by starting price):	65.00%	105.00%	90.00%

Step 1: Determine which Underlying Fund is the lowest performing Underlying Fund on the final calculation day.

In this example, the XLI has the lowest performance factor and is, therefore, the lowest performing Underlying Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Fund on the final calculation day is less than its hypothetical starting price, but not by more than 40%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, at maturity you would receive $1,000 per security. Because the hypothetical ending price of the lowest performing Underlying Fund on the final calculation day is less than its coupon threshold price, you would not receive a final contingent coupon payment on the stated maturity date.

Example 4. The ending price of the lowest performing Underlying Fund on the final calculation day is less than its downside threshold price and its coupon threshold price, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment:

	XLI	XLK	XLV
Hypothetical starting price :	$100.00	$100.00	$100.00
Hypothetical ending price:	$20.00	$95.00	$105.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00
Hypothetical performance factor (ending price divided by starting price):	20.00%	95.00%	105.00%

Step 1: Determine which Underlying Fund is the lowest performing Underlying Fund on the final calculation day.

In this example, the XLI has the lowest performance factor and is, therefore, the lowest performing Underlying Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Fund on the final calculation day is less than its hypothetical starting price by more than 40%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $200.00 per security, calculated as follows:

= $1,000× performance factor of the lowest performing Underlying Fund on the final calculation day

= $1,000 × 20.00%

= $200.00

In addition to any contingent coupon payments received during the term of the securities, at maturity you would receive $200.00 per security. Because the hypothetical ending price of the lowest performing Underlying Fund on the final calculation day is less than its coupon threshold price. you would not receive a final contingent coupon payment on the stated maturity date.

These examples illustrate that you will not participate in any appreciation of any Underlying Fund, but will be fully exposed to a decrease in the lowest performing Underlying Fund if the securities are not automatically called prior to maturity and the ending price of the lowest performing Underlying Fund on the final calculation day is less than its downside threshold price, even if the ending prices of the other Underlying Funds have appreciated or have not declined below their respective downside threshold prices.

To the extent that the actual starting price, coupon threshold price, downside threshold price and ending price of the lowest performing Underlying Fund differ from the values assumed above, the results indicated above would be different.

FWP-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

The Underlying Funds

The State Street® Industrial Select Sector SPDR® ETF

The State Street® Industrial Select Sector SPDR® ETF (“XLI”) is an exchange-traded fund. The XLI seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Industrial Select Sector Index (“IXI”). The IXI includes companies in the following industries: aerospace and defense; industrial conglomerates; marine transportation; transportation infrastructure; machinery; ground transportation; air freight and logistics; commercial services and supplies; professional services; electrical equipment; construction and engineering; trading companies and distributors; passenger airlines; and building products. Shares of the XLI are listed and trade on the NYSE Arca under the ticker symbol “XLI.”

Historical Data

We obtained the closing prices of XLI in the graph below from Bloomberg without independent verification. The historical performance of XLI should not be taken as an indication of future performance, and no assurances can be given as to the closing price of XLI on the calculation days. We cannot give you assurance that the performance of XLI will result in the return of any of your investment.

The following graph sets forth daily closing prices of XLI for the period from January 1, 2021 to November 4, 2026. The closing price of XLI on November 4, 2026 was $169.46.

Historical Performance of XLI

Source: Bloomberg

FWP-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

The State Street® Technology Select Sector SPDR® Fund

The State Street® Technology Select Sector SPDR® Fund is an exchange-traded fund. The XLK seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index (the “IXT”). The IXT measures the performance of the information technology sector of the U.S. equity market. The XLK is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “XLK.

For more information about the XLK, see "Technology Select Sector SPDR® Fund" beginning on page S-21 of the accompanying ETF Underlying Supplement.

Historical Data

We obtained the closing prices of XLK in the graph below from Bloomberg without independent verification. The historical performance of XLK should not be taken as an indication of future performance, and no assurances can be given as to the closing price of XLK on the calculation days. We cannot give you assurance that the performance of XLK will result in the return of any of your investment.

The following graph sets forth daily closing prices of XLK for the period from January 1, 2021 to November 4, 2026. The closing price of XLK on November 4, 2026 was $176.50.

Historical Performance of XLK

Source: Bloomberg

FWP-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

The State Street® Health Care Select Sector SPDR® ETF

The State Street® Health Care Select Sector SPDR® ETF is an exchange-traded fund. The XLV seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the Health Care Select Sector Index (The “IXV”). The IXV is designed to track the performance of the health care sector of the S&P 500® Index. Shares of the XLV are listed on the NYSE Arca, Inc. under the ticker symbol “XLV”.

For more information about the XLV, see " Health Care Select Sector SPDR® Fund" beginning on page S-19 of the accompanying ETF Underlying Supplement.

Historical Data

We obtained the closing prices of XLV in the graph below from Bloomberg without independent verification. The historical performance of XLV should not be taken as an indication of future performance, and no assurances can be given as to the closing price of XLV on the calculation days. We cannot give you assurance that the performance of XLV will result in the return of any of your investment.

The following graph sets forth daily closing prices of XLV for the period from January 1, 2021 to November 4, 2026. The closing price of XLV on November 4, 2026 was $189.66.

Historical Performance of XLV

Source: Bloomberg

FWP-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

U.S. Federal Income Tax Considerations

You should carefully consider, among other things, the matters set forth in the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income and estate tax consequences of the purchase, beneficial ownership, and disposition of the securities. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a contingent income-bearing pre-paid executory contract with respect to the Underlying Funds. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a security as a contingent income-bearing pre-paid executory contract with respect to the Underlying Funds. Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the securities, other characterizations and treatments are possible and the timing and character of income in respect of the securities might differ from the treatment described herein. For example, securities that have a term of one year or less could be treated as short-term debt instruments for U.S. federal income tax purposes subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Notes” in the accompanying prospectus supplement. Securities that have a term of more than one year could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes” in the accompanying prospectus supplement.

We will not attempt to ascertain whether any Underlying Fund would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If any Underlying Fund were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the Underlying Funds and consult your tax advisor regarding the possible consequences to you if any Underlying Fund is or becomes a PFIC or a USRPHC.

U.S. Holders. Please see the discussion under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts” in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to U.S. holders (as defined in the accompanying prospectus supplement). Pursuant to the approach discussed above, we intend to treat any gain or loss upon maturity or an earlier sale, exchange, or call as capital gain or loss in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent coupon) and your tax basis in the security. Any such gain or loss will be long-term capital gain or loss if you have held the security for more than one year at such time for U.S. federal income tax purposes. Your tax basis in a security generally will equal your cost of the security. In addition, the tax treatment of the contingent coupons is unclear. Although the tax treatment of the contingent coupons is unclear, we intend to treat any contingent coupon, including on the stated maturity date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes.

Non-U.S. Holders. Please see the discussion under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of Non-U.S. Holders” in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to non-U.S. holders (as defined in the accompanying prospectus supplement). Because the U.S. federal income tax treatment (including the applicability of withholding) of the contingent coupons is uncertain, the entire amount of the contingent coupons will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty). Neither we or our agents, nor Wells Fargo Securities, will pay any additional amounts in respect of such withholding.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the applicability dates of the Treasury regulations to provide that withholding on dividend equivalent payments paid or deemed paid will not apply to specified ELIs that are not delta-one instruments and that are issued through 2028. Based on the terms of the securities and market conditions as of the date of this free writing prospectus, the Issuer expects that the securities will not be treated as “delta-one” instruments and, therefore, non-U.S. holders should not be subject

FWP-24

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Industrial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® Fund and the State Street® Health Care Select Sector SPDR® ETF due November 26, 2029

to withholding on dividend equivalent payments, if any, under the securities. A determination that the securities are not subject to Section 871(m) is not binding on the Internal Revenue Service, and the Internal Revenue Service may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. It is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying Funds or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Underlying Funds or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

FWP-25